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Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            BULLION RIVER GOLD CORP.
                                       AND
                               TIMOTHY A. CALLAWAY

THIS AGREEMENT as originally entered into as of the first day of July 2008 is between Bullion River Gold Corp. (hereafter referred to as "Employer") and Timothy A. Callaway, an individual (hereafter referred to as "Employee"), in consideration of the mutual promises made herein, (the "Agreement")

                               TERM OF EMPLOYMENT

SECTION 1.01. EMPLOYMENT AND TERM. Employer hereby employs Employee and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth, from July 1 2008 until the employment relationship is terminated by either party in accordance with the terms of this Agreement or by Dec.31 of the year the employee turns 70 years of age.

SECTION 1.02. EMPLOYMENT TERM DEFINED. As used in this Agreement, the phrase "Employment Term" refers to the entire period of employment of Employee by Employer hereunder.

           DUTIES OF EMPLOYEE AS PRESIDENT AND CHIEF OPERATING OFFICER

SECTION 2.01. GENERAL DUTIES. Employee shall serve as the President C.E.O. of Bullion River Gold Corp. In his capacity as President C.E.O. of Employer, Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, including, but not limited to, the supervision, direction and control of the business and employees of Employer, subject at all times to the policies and directions set by Employer's Board of Directors (the "Board"). To the extent not inconsistent with Employer's articles and bylaws, Employee shall attend all meetings of Employer's stockholders or Board of Directors. Employee shall also have such other powers, duties and responsibilities as may be prescribed by the Board and the Employer's corporate articles and by laws. Finally, Employee shall serve as a Director of the Employer and on the Executive Committee of the Board, if one exists now or in the future, and shall be nominated as a Director as one of the Boards' slate of Directors from year to year and subject only to the continued approval of the stockholders of Employer as required by law and the companies by-laws and articles.

SECTION 2.02. DEVOTION TO EMPLOYER'S BUSINESS. During the Employment Term, Employee shall devote his time, efforts and attention to the performance of the duties specified in Section 2.01 above and to such other services as may be reasonably requested by the Board, except as disclosed in advance at the signing of this Agreement in Exhibit "A". Employee shall not engage in any other

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business duties or pursuits or directly render any services of a business, commercial, or professional nature to any other person or organization, other than passive investments and endeavors provided herein below, without obtaining the prior consent of the Board. Notwithstanding the foregoing, activities by Employee which do not materially interfere with the services required of Employee under this Agreement shall not be deemed a breach of this Section 2.02 and shall not require the prior consent of the Board. Employee will disclose all said activities to the Board.

SECTION 2.03. PASSIVE INVESTMENTS AND ENDEAVOR. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required of Employee under this Agreement. However, Employee shall not directly or indirectly acquire, during the Employment Term, a controlling interest in any business competing with the business of Employer without the prior consent of the Board.

                             OBLIGATIONS OF EMPLOYER

SECTION 3.01. GENERAL OBLIGATIONS. Employer shall provide Employee with the compensation, incentive, benefits, and business expense reimbursements specified elsewhere in this Agreement. Employer shall also provide Employee with an office vehicle, stenographic help, office equipment, supplies, and other facilities and services, suitable to Employee's position and adequate for the performance of his duties. Employer may not change the domicile of Employee's office without Employee's prior consent. The initial domicile will be Redding Ca.,and Reno Nevada.

SECTION 3.02. INDEMNIFICATION. Employer shall indemnify and hold Employee harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as President C.E.O. of Employer during the Employment Term. To the extent permitted by law, Employer shall pay, indemnify and hold Employee harmless from any liability, cost or expense (including, without limitation, reasonable attorneys' fees) incurred by him in the defense of any claim, proceeding or action arising out of his performance of services for Employer or out of his status as a Officer and Director of Employer. Employer will use its best efforts to obtain coverage for Employee under any insurance now in force or hereafter obtained during the term of this Agreement covering any employee, Officer or Director of Employer. Notwithstanding the foregoing, Employer does not intend to and shall not indemnify Employee against any act or omission by him constituting fraud, willful misconduct or gross negligence.

                            COMPENSATION OF EMPLOYEE

SECTION 4.01. ANNUAL SALARY. As compensation for the services to be performed hereunder, Employee shall receive a salary at the rate of one hundred sixty-five thousand dollars ($165,000.00) per annum, payable not less frequently than twice each month during the Employment Term. This will increase to one hundred eighty five thousand dollars ($185,000.00) per annum on Jan 1 2009,and to $240,000.00 per year on Jan.1 2010.


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SECTION 4.02. ANNUAL INCREASES. Employee shall receive such annual increases in salary as may be determined by the Board in its sole discretion.

SECTION 4.03. TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for Federal Income and Social Security taxes and all State or Local taxes now applicable or that may be enacted and become applicable in the future.

SECTION 5.01. ANNUAL VACATION. Employee shall be entitled to 30 days vacation time each year without loss of compensation. This will increase one week per annum for each year served up to a maximum of sixty (60) days. Accrued unused vacation shall accumulate from year to year.If it is impractical for employee to be gone on vacation un used vacation can be paid at regular rates after the year in which the vacation was accrued.

SECTION 5.02. ILLNESS. Employee shall be entitled to forty five (45) days per year as sick leave with full pay. Sick leave may be accumulated from year to year to a maximum of ninty (90) days and may be used only during periods of bona fide illness.

SECTION 5.03. EMPLOYEE BENEFITS GENERALLY. During the Employment Term, Employee shall be entitled to participate in and to receive benefits from all present and future accident, disability, medical, dental and similar plans, pension plans, savings plans, profit sharing plans or other similar employee benefit plans available generally to all other Officers or employees of Employer. The amount and extent of these benefits, including employee-paid premiums, co-payments and deductibles, shall be governed by the specific benefit plan, as it may be amended from time to time.

                                BUSINESS EXPENSES


SECTION 6. REIMBURSEMENT OF BUSINESS EXPENSES. Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Employer. Employee shall furnish to Employer adequate records and other documentary evidence required by Federal and State tax statutes and regulations for the substantiation of each such expenditure.Regular travel and other expenses normal to the position of employee will be paid by company credit card held by employee.

                            TERMINATION OF EMPLOYMENT

SECTION 7.01. TERMINATION FOR CAUSE. Employer reserves the right to immediately terminate this Agreement upon: (a) Employee's willful and continued failure to substantially perform his duties with Employer (other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by the Board of Directors, a written demand for substantial performance which sets forth in detail the specific respects in which the Board believes Employee has not substantially performed his duties,

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and giving Employee not less that thirty (30) days to correct the deficiencies specified in the written demand, (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to Employer, or (c) Employee's commission of a felony or an act of fraud against Employer or its affiliates. No act, or failure to act, by Employee shall be considered "willful" if done, or omitted to be done, by Employee in good faith and with the reasonable belief that the act or omission was in the best interest of Employer and/or required by applicable law. Anything contained in this Section 7.01 to the contrary notwithstanding, Employee shall not be deemed to have been terminated for cause for purposes of Sections (a) or (b) of this Section 7-01 unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for Employee, together with his counsel, to be heard before the Board) , finding that in the good faith opinion of the Board, Employee was guilty of conduct set forth in Sections (a) or (b) of this Section 7.01 and specifying the particulars thereof in detail. Termination under this Section 7.01 shall be considered "for cause" for the purposes of this Agreement.

SECTION 7.02. TERMINATION WITHOUT CAUSE. This Agreement shall terminate immediately upon the death of Employee,or the 31st of December of the year the Employee turns 70 years of age. Employer reserves the right to terminate this Agreement after four (4) continuous months of physical or mental disability suffered by Employee that would prevent the performance of Employee's duties under this Agreement. Such a termination shall be effected by giving thirty (30) days written notice of termination to Employee However, if Employee's disability is from a job related accident then Employer must pay a full earned severance benefit at the time of termination. Notwithstanding anything else to the contrary, physical or mental disability shall not include periods of bona fide illness for which Employee is entitled to sick leave pursuant to Section 5.02 of this Agreement. Other than on death or upon the physical or mental disability of Employee, Employer reserves the right at any time to terminate this Agreement immediately upon sixty (60) days written notice to Employee and, in such an event, Employee shall be paid his severance benefit hereinafter provided.

SECTION 7.03. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at anytime upon thirty (30) days written notice to Employer. Other than upon Employee's termination of this Agreement pursuant to Section 7.05, Employer shall not be obligated to pay any severance benefit if Employee terminates this Agreement pursuant to this Section 7.03.

SECTION 7.04. SEVERANCE BENEFIT UPON TERMINATION WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, if Employer terminates this Agreement other than for cause as defined in Section 7.01, Employer shall pay Employee a lump sum cash payment equal to one years annual salary as provided for in this Agreement, increasing one year for each year served to a maximum of four years at Employee's then current rate of compensation.For purposes of this section employee will be deemed to have started his employment on June 1 2007.


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SECTION 7.05 SEVERANCE BENEFIT UPON CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, if Employer terminates this Agreement for any reason other than "for cause" pursuant to Section 7.01, within six months of a "change of control" as hereinafter defined, Employer shall pay Employee a lump sum cash payment equal to four years annual salary as provided for in this Agreement, at Employee's then current rate of compensation. Notwithstanding any other provision of this Agreement, if Employee terminates this Agreement within six months following a "change of control", as hereinafter defined, as a result of Employee's determination, in his sole and complete discretion, that the policies and procedures of the Board of Directors of Employer are unacceptable to Employee, Employer shall pay Employee a lump sum cash payment equal to one year's salary at that time, as provided for in this Agreement. For the purposes of this Section 7.04, a "change of control" shall mean an event involving one transaction or a related series of transactions, in which (i) the Employer issues securities equal to 33% or more of the issued and outstanding capital stock of Employer in connection with a merger, consolidation or other business combination, (ii) the Employer is acquired in a merger or other business combination transaction in which the Employer is not the surviving corporation.










                               GENERAL PROVISIONS

SECTION 10.01 NOTICES. Any notice to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

                  EMPLOYER                   Bullion River Gold Corp.
                                             3500 Lakeside Ct. Reno NV 89509

                  EMPLOYEE                   Timothy A. Callaway
                                             25786 Table Meadow Rd.
                                             Auburn, CA 95602
                                             (530) 269-1214 (Facsimile)

Any party may change the address at which notice is to be provided by providing a written notice to the other party specifying a new address. Notices delivered personally or by facsimile transmission shall be deemed communicated as of the date of actual receipt; notices mailed shall be deemed communicated as of the third day after mailing.


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SECTION 10.02. ARBITRATION. Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall on the written request of either party which is served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association. Employer and Employee shall each appoint one person who shall hear and determine the dispute. The decision of the arbitrators shall be final and conclusive upon both parties.

SECTION 10.03. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

SECTION 10.04. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be valid or binding on either party.

SECTION 10.05. MODIFICATION. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

SECTION 10.06. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of terms, covenants, or conditions, of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other time.

SECTION 10.07. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 10.08. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 10.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall constitute one instrument.


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     IN WITNESS WHEREOF, the Employer and Employee have duly executed this
Employment Agreement as of the day and year first written above.


                                            EMPLOYER

                                            BULLION RIVER GOLD CORP.


                                            -----------------------------------
                                            By:



                                            EMPLOYEE


                                            -----------------------------------
                                            Timothy A. Callaway,  an individual



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